QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification Number

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Robert T. Jones
U.S. Bank National Association
425 Walnut Street, CN-WN-06CT
Cincinnati, Ohio 45202
(513) 632-4427
(Name, address and telephone number of agent for service)

VENTAS, INC.
VENTAS CAPITAL CORPORATION
VENTAS REALTY, LIMITED PARTNERSHIP
SEE "TABLE OF CO-OBLIGORS" ON THE FOLLOWING PAGE.
(Exact name of obligor as specified in its charter)

Delaware	61-1055020 35-2168770 61-1324573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10350 Ormsby Park Place, Suite 300 Louisville, Kentucky	40207-1642
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities
(Title of indenture securities)

TABLE OF CO-OBLIGORS

        The following direct or indirect subsidiaries of Ventas, Inc. may be co-obligors for the purpose of providing guarantees, if any, of payments on the subordinated debt securities of Ventas, Inc. and on the subordinated debt securities of Ventas Capital Corporation and Ventas Realty, Limited Partnership. Ventas, Inc. may also provide guarantees of payments on the subordinated debt securities of Ventas Capital Corporation and Ventas Realty, Limited Partnership. Ventas Capital Corporation and Ventas Realty, Limited Partnership may also provide guarantees of payments on the subordinated debt securities of Ventas, Inc. The principal executive offices of each co-registrant set forth below are located at 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40207-1642, telephone (502) 357-9000.

Name	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Ventas LP Realty, L.L.C.	Delaware	52-2093507
Ventas Healthcare Properties, Inc.	Delaware	26-0055985
Ventas TRS, LLC	Delaware	43-1981928
Ventas Management, LLC	Delaware	43-2068276
Ventas Framingham, LLC	Delaware	43-2068275
Ventas Sun LLC	Delaware	20-3032275
Ventas Cal Sun LLC	Delaware	20-3032284
Ventas Provident, LLC	Delaware	20-2954370
Ventas Finance I, Inc.	Delaware	61-1399115
Ventas Finance I, LLC	Delaware	61-1399116
Ventas Specialty I, Inc.	Delaware	61-1399117
Ventas Specialty I, LLC	Delaware	61-1399118
ElderTrust	Maryland	23-2932973
ElderTrust Operating Limited Partnership	Delaware	23-2915846
ET Capital Corp.	Delaware	23-2945788
ET Sub-Berkshire Limited Partnership	Delaware	23-2946053
ET Berkshire, LLC	Delaware	23-3074121
Cabot ALF, L.L.C.	Delaware	23-2975032
Cleveland ALF, L.L.C.	Delaware	23-2974999
ET Sub-Heritage Woods, L.L.C.	Delaware	23-2946017
ET Sub-Highgate, L.P.	Pennsylvania	23-2946046
ET GENPAR, L.L.C.	Delaware	23-2945800
ET Sub-Lacey I, L.L.C.	Delaware	23-2946020
ET Sub-Lehigh Limited Partnership	Delaware	23-3074122
ET Lehigh, LLC	Delaware	23-3074118
ET Sub-Lopatcong, L.L.C.	Delaware	23-2945801
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.	Virginia	23-2946005
ET Pennsburg Finance, L.L.C.	Delaware	23-3024248
ET Sub-Phillipsburg I, L.L.C.	Delaware	23-2945793
ET Sub-Pleasant View, L.L.C.	Delaware	23-2946018
ET Sub-Rittenhouse Limited Partnership, L.L.P.	Virginia	23-2946049
ET Sub-Riverview Ridge Limited Partnership, L.L.P.	Virginia	23-2946044
ET Sub-Sanatoga Limited Partnership	Delaware	23-3074124
ET Sanatoga, LLC	Delaware	23-3074120
ET Sub-SMOB, L.L.C.	Delaware	23-2945798
Vernon ALF, L.L.C.	Delaware	23-2975030

ET Sub-Willowbrook Limited Partnership, L.L.P.	Virginia	23-2946022
ET Sub-Wayne I Limited Partnership, L.L.P.	Virginia	23-2946052
ET Wayne Finance, L.L.C.	Delaware	23-3024250
ET Wayne Finance, Inc.	Delaware	23-3024252
ET Sub-Woodbridge, L.P.	Pennsylvania	23-2946047
PSLT GP, LLC	Delaware	57-1212440
PSLT OP, L.P.	Delaware	02-0718666
PSLT-BLC Properties Holdings, LLC	Delaware	36-4103821
Brookdale Living Communities of Arizona-EM, LLC	Delaware	36-4390859
Brookdale Living Communities of California, LLC	Delaware	36-4174019
Brookdale Living Communities of California-RC, LLC	Delaware	36-4255656
Brookdale Living Communities of California-San Marcos, LLC	Delaware	36-4400348
Brookdale Living Communities of Illinois-2960, LLC	Delaware	36-4390860
Brookdale Living Communities of Illinois-II, LLC	Delaware	36-4140070
BLC of California-San Marcos, L.P.	Delaware	36-4400350
Brookdale Holdings, LLC	Delaware	36-4140074
Brookdale Living Communities of Indiana-OL, LLC	Delaware	36-4309483
Brookdale Living Communities of Massachusetts-RB, LLC	Delaware	36-4255655
Brookdale Living Communities of Minnesota, LLC	Delaware	36-4105750
Brookdale Living Communities of New York-GB, LLC	Delaware	36-4390861
Brookdale Living Communities of Washington-PP, LLC	Delaware	36-4390858
The Ponds of Pembroke Limited Partnership	Illinois	36-3550345
River Oaks Partners	Illinois	36-3650842
PSLT-ALS Properties Holdings, LLC	Delaware	20-1574771
PSLT-ALS Properties I, LLC	Delaware	39-1912087

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.
          Comptroller of the Currency
          Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.
          Yes

        Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.    None

Items 3-15    Items 3-15 are not applicable because to the best of the trustee's knowledge, the obligor is not in default under any Indenture for which the trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit Number
1	A copy of the Articles of Association of the Trustee.*
2	A copy of the certificate of authority of the Trustee to commence business.*
3	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*
4	A copy of the existing bylaws of the Trustee.*
5	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.
6	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7	Report of Condition of the Trustee as of September 30, 2005, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
8	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable.
9	A consent to service of process on Form F-X. Not applicable.

*
Incorporated by reference to Registration Number 333-67188.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 7th day of April, 2006.

U.S. BANK NATIONAL ASSOCIATION
		By:	/s/ Robert T. Jones Name: Robert T. Jones Title: Vice President
By:	/s/ William Sicking William Sicking Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 7, 2006

U.S. BANK NATIONAL ASSOCIATION
		By:	/s/ Robert T. Jones Robert T. Jones Vice President
By:	/s/ William Sicking William Sicking Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2005

($000's)

12/31/2005
Assets
Cash and Due From Depository Institutions	$8,000,884
Securities	39,572,460
Federal Funds	3,106,359
Loans & Lease Financing Receivables	134,097,750
Fixed Assets	1,759,753
Intangible Assets	11,264,248
Other Assets	11,065,956

Total Assets	$208,867,410
Liabilities
Deposits	$135,603,591
Fed Funds	13,987,126
Treasury Demand Notes	0
Trading Liabilities	186,413
Other Borrowed Money	24,865,833
Acceptances	60,785
Subordinated Notes and Debentures	6,606,929
Other Liabilities	6,323,045

Total Liabilities	$187,633,722
Equity
Minority Interest in Subsidiaries	$1,025,113
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,386,335

Total Equity Capital	$21,233,688
Total Liabilities and Equity Capital	$208,867,410

        To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Robert T. Jones Vice President
Date: April 7, 2006

QuickLinks

TABLE OF CO-OBLIGORS